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                              ROPAK CORPORATION

                            STOCK OPTION AGREEMENT
                         UNDER 1991 STOCK OPTION PLAN

                         ----------------------------


                                                         Date: February 19, 1991

         ROPAK CORPORATION, a Delaware corporation (the "Company"), Hereby grants to JAMES R. DOBELL (the "Optionee"), pursuant to the 1991 Stock Option Plan of the Company (the "Plan"), a copy of which is appended hereto and made a part hereof as Schedule I, an option to purchase a total of TWENTY-FIVE THOUSAND (25,000) shares of Common Stock of the Company at a price of SIX DOLLARS ($6.00) per share (subject to adjustment as provided in Section 6(i) of the Plan), on the terms and conditions set forth in the Plan and hereinafter.

This option shall not be exercisable later than on February 18, 1996, (hereinafter referred to as the "Expiration Date"), except as provided in paragraphs 6(e) and 6(f) of the Plan in the event of termination of employment, death or disability of the Optionee.

         1.      Vesting.

         1.1. Subject to the terms and conditions of this Agreement, this option shall be exercisable as follows:

                 (a) The first 10,000 shares subject to this option shall be exercisable immediately.

                 (b) The next 10,000 shares subject to the option shall be exercisable on or after February 19, 1992.

                 (c) The final 5,000 shares subject to the option shall be exercisable on or after February 19, 1993.

provided, however, that this option shall not be exercisable later than the Expiration Date.

         1.2. Notwithstanding the foregoing provisions of this Section 1, in the event (any such event being herein called a "Disposition Event") of a sale or transfer of all or substantially all of the Company's assets, or merger or consolidation (other than a merger or consolidation in which the Company is the surviving corporation and no shares of the Company's common stock are converted into or exchanged for securities, cash or any other thing of value), all of the shares covered by this option shall be immediately exercisable upon the following terms and conditions:

(a) during the period commencing on the date of the first public announcement of a sale or transfer of assets or merger or con-





                                   EXHIBIT 10.39                          Page 1
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         solidation constituting a Disposition Event, all of the shares then covered by this option may be fully exercised by the Optionee for such period thereafter, and (if so specified by the Optionee) subject to the consummation of the transaction constituting the Disposition
         Event, as shall be determined by the Board of Directors of the Company; such period in any event shall be not less than sixty (60) days and shall terminate not earlier than the first business day after the consummation of the transaction constituting the Disposition
         Event; and

(b) if required by the terms of the agreement(s) relating to the Disposition Event or by resolutions duly adopted by the Board of Directors of the Company, this option (or any unexercised portion thereof) shall be either (i) terminated and cancelled at the close of business on the first business day after the consummation of the Disposition Event, or (ii) surrendered, cancelled and exchanged in return for a substitute option which is issued by the corporation surviving such merger or consolidation or the corporation which acquired such assets (or by an affiliate of such corporation) which the Committee, in its sole discretion, determines to have a value to the Optionee substantially equivalent to the value to the Optionee of this option (or portion thereof) so surrendered.

Subject to the right of the Committee to take any other action permitted by the terms and provisions of paragraph 6(h) and/or 6(i) of the Plan, the provisions of this Section 1.2 shall be deemed to constitute action of the Committee taken in accordance with the provisions of paragraphs 6(h) and 6(i) of the Plan and shall terminate any right of the Optionee, in the event of any merger, consolidation or sale or transfer of assets constituting a Disposition Event, to exercise this Option after the close of business on the first business day following the consummation of a Disposition Event.

         2. Termination. This option and all rights hereunder to the extent such rights shall not have been exercised shall terminate and become null and void if the Optionee ceases to be an employee of the Company or any of its subsidiaries (whether by resignation, retirement, dismissal, death or otherwise), except that (a) in the event of the death or disability of the Optionee while in the employ of the Company, this option may be exercised within the applicable period of time and by the persons indicated in Section 6(f) of the Plan, and (b) in the event of the termination of the Optionee's employment by the Company for any other reason, this option shall terminate and may not be exercised after the expiration of ninety (90) days from the date of such termination; provided, however, that in no event may this option be exercised after the Expiration Date. Notwithstanding the foregoing, this option may in no event be exercised by any one to any extent in the event of a voluntary dissolution, liquidation or winding up of the affairs of the Company or in the event of merger into, consolida-





                                EXHIBIT 10.39                             Page 2
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tion with, 10.or sale or transfer of all or substantially all of the assets of the Company, except under the circumstances and pursuant to the terms and conditions of Section 6(h) of the Plan and/or Section 1.2 of this Agreement.

         3. Exercise. This option is exercisable with respect to all, or from time to time with respect to any portion, of the shares then subject to such exercise, by delivering written notice of such exercise, in the form prescribed by the Stock Option Committee, to the principal office of the Secretary of the Company. Each such notice shall be accompanied by payment in full of the purchase price of such shares.

         4. Non-Transferable. This option shall during the Optionee's lifetime be exercisable only by him, and neither it nor any right thereunder shall be transferable except by will or laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the option by notice to the Optionee and the option shall thereupon become null and void.

         5.      Miscellaneous.

                 (a) Neither the granting of this option nor the exercise thereof shall be construed as conferring upon the Optionee any right to continue in the employment of the Company or any of its subsidiaries, or as interfering with or restricting in any way the right of such corporations to terminate such employment at any time.

                 (b) Neither the Optionee, nor any person entitled to exercise his rights in the event of his death, shall have any of the rights of a stockholder with respect to the shares subject to the option, except to the extent that certificates for such shares shall have been issued upon exercise of the option as provided for herein.

                 (c) The Company is relieved from any liability for the non-issuance or non-transfer or any delay in the issuance or transfer of any shares of Common Stock subject to this option which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer shares of Common Stock of the Company in satisfaction of this option if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares.

                 (d) No Common Stock acquired by exercise of this option shall be sold or otherwise disposed of in violation of any federal





                                EXHIBIT 10.39                             Page 3
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or state securities law or regulation.

                 (e) This option shall be exercised in accordance with such administrative regulations as the Stock Option Committee may from time to time adopt. All decisions of the Stock Option Committee upon any question arising under the Plan or under this instrument shall be conclusive and binding upon the Optionee and all other persons.

                 (f) NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, THIS OPTION MAY NOT BE EXERCISED UNLESS STOCKHOLDERS OF THE COMPANY SHALL HAVE APPROVED AND RATIFIED THE 1991 STOCK OPTION PLAN PRIOR TO FEBRUARY 19, 1992.


                                           ROPAK CORPORATION



[CORPORATE SEAL]                           By: /S/ WILLIAM H. ROPER
                                                    Chairman

ATTEST:


/S/ WILLIAM M. CURTIS
    Assistant Secretary





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